UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 13, 2022

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-2360	13-0871985
(State or other jurisdiction	(Commission	(IRS employee
of incorporation)	File No.)	Indemnification No.)

One New Orchard Road
Armonk, New York	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Capital stock, par value $.20 per share	IBM	New York Stock Exchange
NYSE Chicago
1.250% Notes due 2023	IBM 23A	New York Stock Exchange
0.375% Notes due 2023	IBM 23B	New York Stock Exchange
1.125% Notes due 2024	IBM 24A	New York Stock Exchange
2.875% Notes due 2025	IBM 25A	New York Stock Exchange
0.950% Notes due 2025	IBM 25B	New York Stock Exchange
0.875% Notes due 2025	IBM 25C	New York Stock Exchange
0.300% Notes due 2026	IBM 26B	New York Stock Exchange
1.250% Notes due 2027	IBM 27B	New York Stock Exchange
0.300% Notes due 2028	IBM 28B	New York Stock Exchange
1.750% Notes due 2028	IBM 28A	New York Stock Exchange
1.500% Notes due 2029	IBM 29	New York Stock Exchange
0.875% Notes due 2030	IBM 30	New York Stock Exchange
1.750% Notes due 2031	IBM 31	New York Stock Exchange
0.650% Notes due 2032	IBM 32A	New York Stock Exchange
1.250% Notes due 2034	IBM 34	New York Stock Exchange
1.200% Notes due 2040	IBM 40	New York Stock Exchange
7.00% Debentures due 2025	IBM 25	New York Stock Exchange
6.22% Debentures due 2027	IBM 27	New York Stock Exchange
6.50% Debentures due 2028	IBM 28	New York Stock Exchange
5.875% Debentures due 2032	IBM 32D	New York Stock Exchange
7.00% Debentures due 2045	IBM 45	New York Stock Exchange
7.125% Debentures due 2096	IBM 96	New York Stock Exchange

Indicate by check mark whether the registrar is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230 405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

On September 7, 2022, International Business Machines Corporation (“IBM” or the “Company”) and State Street Global Advisors Trust Company, as independent fiduciary of the IBM Personal Pension Plan (the “Plan”), entered into two separate commitment agreements, one with The Prudential Insurance Company of America (“Prudential”) and one with Metropolitan Life Insurance Company (collectively, the “Insurers”) under which the Plan agreed to purchase nonparticipating single premium group annuity contracts that will transfer to the Insurers approximately $16 billion of the Plan’s defined benefit pension obligations related to certain pension benefits that began to be paid prior to 2016.

The purchase of the group annuity contracts closed on September 13, 2022. The contracts cover approximately 100,000 IBM participants and beneficiaries (the “Transferred Participants”). Under the group annuity contracts, each Insurer has made an irrevocable commitment, and will be solely responsible, to pay 50% of the pension benefits of each Transferred Participant that are due on and after January 1, 2023. Prudential will be the lead administrator. The transaction will result in no changes to the amount of benefits payable to the Transferred Participants.

The purchase of the group annuity contracts was funded directly by assets of the Plan and required no cash or asset contributions of the Company. As a result of the transaction, the Company expects to recognize a one-time non-cash pre-tax pension settlement charge of approximately $5.9 billion ($4.4 billion net of tax) in the third quarter of 2022. The actual charge will depend on finalization of the actuarial and other assumptions. The pre-tax charge was not included in the GAAP forward-looking information released on July 18, 2022. This charge will not impact the Company’s third quarter or full year 2022 operating (non-GAAP) profit or free cash flow.

Forward-Looking Statements

Certain statements contained in this Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“Reform Act”). Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance. These statements by their nature address matters that are uncertain to different degrees. The company may also make forward-looking statements in other reports filed with the Securities and Exchange Commission (SEC), in materials delivered to stockholders and in press releases. In addition, the company’s representatives may from time to time make oral forward-looking statements. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Words such as “anticipates,” “believes,” “expects,” “estimates,” “intends,” “plans,” “projects,” and similar expressions, may identify such forward-looking statements. Any forward-looking statement in this Form 8-K speaks only as of the date on which it is made. Except as required by law, the company assumes no obligation to update or revise any forward-looking statements.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 13, 2022

INTERNATIONAL BUSINESS MACHINES CORPORATION

By:	/s/Frank Sedlarcik
Frank Sedlarcik
Vice President, Assistant General Counsel and Secretary